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                CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Service Providers" and "Financial Statements and Experts" in the Combined Proxy Statement and to the incorporation by reference of our report dated February 20, 2001, with respect to New York Tax-Free Money Market Fund included in the HSBC Mutual Funds Trust, in this Registration Statement on Form N-14 of BNY Hamilton Funds, Inc.

                                                               ERNST & YOUNG LLP


New York, New York
November 15, 2001